Exhibit 10.54
AMENDMENT NO. 2
TO THE
CON-WAY INC. SUPPLEMENTAL RETIREMENT SAVINGS PLAN
AMENDED AND RESTATED DECEMBER 2008
Con-way Inc. Supplemental Retirement Savings Plan, Amended and Restated December 2008 (“Plan”) is hereby amended as follows, pursuant to Section 9.1 of the Plan. This amendment shall be effective as of January 1, 2010.
1. The Preamble is amended to replace the first recital thereunder in its entirety with the following:
     WHEREAS, the purpose of this Plan is to provide Participants with benefits approximately equal to the increased benefits they would receive under the Con-way Retirement Savings Plan and the Con-way Personal Savings Plan, if such plans did not limit the amount of compensation that may be taken into account; and
2. Article I DEFINITIONS is amended to insert the following new definition of “Compensation,” in alphabetical order:
     “Compensation” includes Compensation as defined in the Qualified Savings Plan.
3. Article I DEFINITIONS is further amended by replacing the definition of “Excess Compensation,” in its entirety, with the following:
     “Excess Compensation” means the excess of Total Compensation over Compensation.
4. Article I DEFINITIONS is further amended to insert the following new definition of “Personal Savings Plan,” in alphabetical order:
     “Personal Savings Plan” means the Con-way Personal Savings Plan.
5. Article I DEFINITIONS is further amended to insert the following new definition of “Qualified Savings Plan,” in alphabetical order:
     “Qualified Savings Plan,” with respect to any Participant, means the the Retirement Savings Plan, if the Participant is a participant in that plan, or the Personal Savings Plan, if the Participant is a participant in that plan, or both the Retirement Savings Plan and the Personal Savings Plan, if the Participant is a participant in both plans. With respect to any period during which the Participant is only eligible to make elective contributions to the Retirement Savings Plan, the term “Qualified Savings Plan” means the Retirement Savings Plan. With respect to any period during which the Participant is only eligible to make elective contributions to the Personal Savings Plan, the term “Qualified Savings Plan” means the Personal Savings Plan. If the Participant is a participant in both the Retirement Savings Plan and the Personal Savings Plan, with respect to any period during which the Participant is eligible to make elective contributions to both the Retirement Savings Plan and the Personal Savings Plan, or in the case where the reference to “Qualified Savings Plan” does not relate to any particular period, the term “Qualified Savings Plan” means the Con-way Retirement Savings Plan.
6. Article I DEFINITIONS is further amended by replacing the definition of “Total Compensation,” in its entirety, with the following:
     “Total Compensation” means Compensation with the following adjustments:
     (a) Total Compensation includes amounts deferred under the Deferred Compensation Plan that would have constituted Compensation if it had not been deferred.
     (b) Total Compensation is not subject to the limitations set forth in Code Section 401(a)(17).
     (c) Total Compensation includes only Compensation earned during such time as the Participant is a “Qualified Employee,” as defined in the Qualified Savings Plan.
7. Article I DEFINITIONS is further amended by deleting the definition of “Year of Service” in its entirety.
8. Article II ELIGIBILITY is amended by replacing “Compensation” with “Total Compensation” in clause (a) thereunder.
9. Section 3.2 Deferrals is amended by replacing clause (b) thereunder, in its entirety, with the following:
     (b) an amount equal to the Participant’s Excess Compensation multiplied by the percentage Basic Contribution actually made to the Participant (i.e., 0%, 3%, 4% or 5%) under the Retirement Savings Plan for each calendar quarter in the Plan Year, taking into account only Excess Compensation with respect to calendar quarters ending on or after the Participant has a “Period of Service” (as such term is defined in the Retirement Savings Plan) of at least six months; and
10. Section 3.3 Adjustment of Accounts is amended by replacing the subsection (b) thereunder, in its entirety, with the following.
     (b) Adjustments for income and loss shall be made as follows:
          (1) Unless and until the Participant makes separate notional investment elections pursuant to Section 3.3(b)(2), the Plan Administrator shall determine income and loss based on the investment elections applicable to new contributions in effect under the Qualified Savings Plan (including default investment elections, if applicable) at the time the Participant’s Account is established. If such investment election includes “Company Stock” (as such term is defined in the applicable Qualified Savings Plan), the Plan Administrator shall determine income and loss based on the Participant’s other elected investment funds, prorated. If such investment election includes only Company Stock, the Plan Administrator shall determine income and loss based on the applicable default investment under the Qualified Savings Plan.
          (2) After a Participant’s Account is established, the Plan Administrator may allow the Participant to make separate notional investment elections with respect to his or her current Account balance and new credits thereto, in accordance with procedures adopted by the Plan Administrator. The notional investment options shall include the investment funds available under the Qualified Savings Plan, but shall not include Company Stock. If the Participant makes such separate notional investment elections, the Plan Administrator shall determine income and loss based on such elections.
11. The Plan is amended to replace “Retirement Savings Plan” with “Qualified Savings Plan” wherever it appears therein, except in the Title of the Plan, in the new Preamble language added by item 1 of this amendment, in the definition of “Committee” in Article I, in the definition of “Plan” in Article I, in the definition of “Qualified Savings Plan” added to Article 1 by item 5 of this amendment, in the definition of “Retirement Savings Plan” in Article I, in Section 3.2(b), in Section 3.2(c) and in Section 6.2.

CON-WAY INC.

By:

Leslie P. Lundberg
Vice President, Human Resources

Dated: , 2010

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